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                                                                   EXHIBIT 99.03

                                    CONSENT

To:  Corporate Secretary
     Silver King Communications, Inc.

     I hereby consent to being named as a nominee in the Joint Proxy Statement/Prospectus to be filed by Silver King Communications, Inc., Savoy Pictures Entertainment, Inc. and Home Shopping Network, Inc. and to serving as a director if elected to the Board of Directors of Silver King Communications, Inc.

Dated: November 13, 1996

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
                                              Signature:  /s/ RICHARD E. SNYDER
                                                          -------------------------------------
                                              Name:       Richard E. Snyder
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